Exhibit 99.2

Lender Discussion Material Transaction Update December 6, 2012

Important Information For Investors And Security Holders This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between SuperMedia Inc. (“SuperMedia”) and Dex One Corporation (“Dex One”) will be submitted to the respective stockholders of SuperMedia and Dex One. In connection with the proposed transaction, Newdex, Inc., a subsidiary of Dex One (“Newdex”), will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by SuperMedia and Dex One to solicit the required approval of their stockholders and that also constitutes a prospectus of Newdex. INVESTORS AND SECURITY HOLDERS OF SUPERMEDIA AND DEX ONE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of SuperMedia and Dex One seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by SuperMedia and Dex One with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed by SuperMedia with the SEC will be available free of charge on SuperMedia’s website at www.supermedia.com under the tab “Investors” or by contacting SuperMedia’s Investor Relations Department at (877) 343-3272. Copies of the documents filed by Dex One with the SEC will be available free of charge on Dex One’s website at www.dexone.com under the tab “Investors” or by contacting Dex One’s Investor Relations Department at (800) 497-6329. SuperMedia and Dex One and their respective directors, executive officers, certain other members of management and designees may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in SuperMedia’s proxy statement relating to its 2012 Annual Meeting of Shareholders and Dex One’s proxy statement relating to its 2012 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2012 and March 22, 2012, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources described above. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction (when available), which will be filed with the SEC.

Forward-Looking Statements Certain statements contained in this document are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the benefits of the proposed transaction and combined company, including future financial and operating results and synergies, plans, objectives, expectations and intentions and other statements relating to the proposed transaction and the combined company that are not historical facts. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to Dex One, SuperMedia, the combined company or their respective management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One’s and SuperMedia’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One and SuperMedia. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s, SuperMedia’s or the combined company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One’s and SuperMedia’s publicly available reports filed with the SEC, which contain discussions of various factors that may affect the business or financial results of Dex One, SuperMedia or the combined company. Such risks and other factors, which in some instances are beyond either company’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging digital technologies; ongoing weak economic conditions and continued decline in advertising sales; the companies’ ability to collect trade receivables from customers to whom they extend credit; the companies’ ability to generate sufficient cash to service their debt; the companies’ ability to comply with the financial covenants contained in their debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; the respective companies’ ability to refinance or restructure their debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the companies’ and the companies’ subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting the companies’ businesses; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the companies’ ability to maintain agreements with major Internet search and local media companies; the companies’ reliance on third-party vendors for various services; and other events beyond their control that may result in unexpected adverse operating results. With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by forward-looking statements included herein, including, but not limited to, the ability of Dex One and SuperMedia to consummate the transaction on the terms set forth in the merger agreement; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the transaction may not be realized or may take longer to realize than expected; the risk that benefits from the transaction may be significantly offset by costs incurred in integrating the companies; potential adverse impacts or delay in completing the transaction as a result of obtaining consents from lenders to Dex One or SuperMedia; failure to receive the approval of the stockholders of either Dex One or SuperMedia for the transaction; and difficulties in connection with the process of integrating Dex One and SuperMedia, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 that Newdex intends to file with the SEC in connection with the proposed transaction. None of Dex One, SuperMedia or the combined company is responsible for updating the information contained in this presentation beyond the presentation date.

Opening Remarks Major merger milestone achieved – interests of all stakeholders preserved Lender steering committee agrees to support revised credit agreement proposal Proposed maturity extension provides additional runway for combined company Both boards remain supportive of the transaction and the merger agreement has been extended to June 30th 2013 The terms described herein have the unanimous support of the lender steering committee The lender steering committee collectively represents a material amount of the debt outstanding at each silo If certain thresholds are not met, the companies have the option through the Support Agreement to effectuate the merger through a pre-packaged bankruptcy Key elements of the merger remain in place and the process is on track Economic terms and strategic merits of transaction unchanged Synergy targets have been validated Value of tax attributes has been enhanced Integration planning remains on course Launching next phase of merger

Transaction Objective Improve Positioning for Growth National scale and scope Greater market share Improve Quality and Productivity Achieve a complete suite of social, mobile and local solutions Capture marketing consultant expertise and best practices Apply best technology systems and platforms, operating processes, tools and client care techniques Strengthen the Balance Sheet Expense synergies Efficient use of tax assets Enhance cash flow Extend runway for payment of senior debt Accelerate the Transformation of the Companies

National Presence: Increased Scale & Scope More Than 3,100 Marketing Consultants Building Trusted Relationships and Delivering Results to Over 670,000 Local Businesses

Transaction Overview

Summary Transaction Terms Structure Stock for stock merger in which SuperMedia stockholders exchange existing shares for shares in the new combined company, Dex Media Implement 1-5 reverse split at Dex One Ownership Split 40% SuperMedia / 60% Dex One Name Dex Media, Inc. (publicly-traded successor to Dex One) Governance 10 member board 4 appointed by SuperMedia 5 appointed by Dex One CEO, Peter McDonald Chairman Alan Schultz (Dex One) Management CEO: Peter McDonald (SuperMedia) CFO: Dee Jones (SuperMedia) Remaining management to be determined by representatives of each board and Peter McDonald Estimated Synergies $150-175MM of annual run-rate expense synergies $200-275 MM of cash flow due to preservation of Dex One tax attributes and potential creation of additional tax deductions as a result of the transaction Loan Modifications to be SuperMedia lenders agree to extend maturity by one year from December 31, 2015 to December 31, 2016, as Sought well as modify certain other provisions Dex One lenders at all 3 silos agree to extend maturities by 26 months from October 24, 2014 to December 31, 2016, as well as modify certain covenants, amortization requirements and certain other provisions Tax Sharing The SuperMedia silo will have the ability to utilize savings resulting from Dex One's tax attributes, subject to a tax sharing agreement where the SuperMedia silo will retain 25% of any tax savings and the Dex One silos will benefit from 75% of the tax savings Shared Services New shared services agreement to allocate corporate and other shared services among the subsidiaries similar to existing Dex One agreement Trading Restrictions Trading restrictions for 5% shareholders to preserve tax assets Restrictions can be removed at the Board's option and in certain circumstances may be removed after closing of the merger

Condensed Pro Forma Corporate Structure Dex East, Inc. 2012E Net Debt: $482MM 2012E EBITDA: $162MM 2012E PF EBITDA: $189MM Net Leverage Stand-alone: 3.0x PF East: 2.6x Dex West, Inc. 2012E Net Debt: $446MM 2012E EBITDA: $184MM 2012E PF EBITDA: $214MM Net Leverage Stand-alone: 2.4x PF West: 2.1x Dex One Shareholders RHD, Inc. 2012E Net Debt: $725MM 2012E EBITDA: $215MM 2012E PF EBITDA: $247MM Net Leverage Stand-alone: 3.4x PF RHDI: 2.9x Illustrative 2012E Pro Forma Corporate Structure Summary(1) Dex Media , Inc. (HoldCo) 2012E Net Debt: $219MM 40% Ownership 60% Ownership SuperMedia Shareholders SuperMedia, Inc. 2012E Net Debt: $1,346MM 2012E EBITDA: $534MM 2012E PF EBITDA: $622MM Net Leverage Stand-alone: 2.5x PF SuperMedia: 2.2x 2012E PF Net Debt: $3.2Bn 2012E PF EBITDA: $1.3Bn 2012E PF Net Leverage: 2.5x Note 1. Pro forma analysis assumes gross, run-rate synergies as of 2012 and excludes costs to achieve

Peter McDonald Background SuperMedia: Sept. 2010-Present, CEO Implementing transformation from a product-focused yellow pages company to a customer-focused marketing consultant across all local media, including a complete suite of digital solutions Achieved significant cost reductions resulting in a 900bp EBITDA margin improvement (32% FY2010 to 41% in YTD2012). RH Donnelley: 2002-Sept. 2008, President & COO COO from 2004 Integrated acquisition of Dex Media ($1.6bn in revenues), generating synergies of $75 million (~10% of Dex Media’s operating costs). SBC Directory Operations: 2000-2001, $4.5bn in revenues, CEO Replaced SBC CEO when McDonald’s Ameritech operation was acquired. Integrated SBC, Ameritech, Southern New England Telecom and PacTel directories Ameritech Publishing and Advertising: 1994-2000, $1bn revenues, CEO Launched one of industry’s first internet yellow pages operations in 1994: Smartpages.com Previously, CEO of Dontech (RH Donnelley/Ameritech JV), GM of Donnelley Information Publishing, AVP Planning & GM of Northeast region of RH Donnelley, GM of National Telephone Directory Corporation. More than 35 years of experience in the industry and managed three of the major U.S. directory operations

Financial Overview

Pro Forma Financial Summary Declining print revenue will continue to depress EBITDA and cash flow over the near-term Synergies mitigate cash flow decline and provide company with time and resources to grow digital business Combined revenue from digital solutions will represent ~18% of total revenue in 2012 Notes 1. Pro forma analysis assumes gross, run-rate synergies and excludes costs to achieve 2. Adjusted EBITDA is determined by adjusting EBITDA to exclude (i) gain on debt repurchases, (ii) stock-based compensation expense and long-term incentive program, (iii) impairment charges and (iv) gain on sale of assets, net and (v) other non-recurring items 3. SuperMedia 2012 forecasted revenue and expenses exclude Inceptor operations that were divested in August 2012. This represented approximately $18 million of revenue and an equal amount of operating expense. 2011A 2012E 2011A 2012E 2011A 2012E Revenue, net 1,626 1,353 1,481 1,304 3,107 2,657 Expenses 1,018 819 852 744 1,870 1,563 Run-Rate Synergies(1) - - - - (175) (175) Expenses 1,018 819 852 744 1,695 1,388 Adj. EBITDA(2) 608 534 629 560 1,412 1,269 SuperMedia(3) Dex One Pro Forma

Pro Forma Projected Financial Performance Revenue $MM Adj. EBITDA $MM Net Debt $MM Growth (%): Print: (19) (20) (18) (18) (18) Digital: 17 24 25 22 21 Total: (14) (13) (7) (4) (1) Net Debt/Trailing Adj. EBITDA x SuperMedia Dex One Synergies SuperMedia Dex One (17)

Comparison to Stand-Alone Without Merger Pro Forma SuperMedia Net Debt SuperMedia Net Debt / Trailing Adj. EBITDA Ratio Dex One Net Debt Without Merger Pro Forma Dex One Net Debt / Trailing Adj. EBITDA Ratio

Consolidate and rationalize G&A functions Reduce directory printing, paper, production and distribution costs Rationalize real estate, reduce locations and adopt most efficient real estate management practices Consolidate and rationalize IT platforms, systems and operations Rationalize suppliers and achieve scale discounts Operations Standardize on single platforms and tools Apply best IP and solutions to reduce traffic acquisition costs, rationalize digital products and solutions and streamline and automate digital fulfillment Eliminate duplication in SEM networks and standardize agreements with distribution partners Rationalize suppliers and partners Rationalize development resources Eliminate duplicative business development efforts Digital Solutions Apply best practices to consulting approach, recruiting and training Adopt most effective segmentation, channel management and productivity practices Align compensation plans Rationalize overlapping and contiguous markets Go To Market Expected cumulative gross expense synergies of $535MM through 2016 Expense Synergies

Expense Synergies

- Expense synergies actions will be implemented in 2013 and ~70% of the run rate synergies are expected to be realized in 2014
- Total cost to achieve synergies of ~$100-120 million offset by realization of synergy benefit over the same time period
- The combined company will benefit from the increased scale and cost efficiencies. The companies have conservatively not modeled any revenue synergies
- Revised transaction timeline should still allow combined company to realize synergies consistent with the original schedule

2013E-2016E Expense Synergies Summary


200
150
100
50
0
60
77
125
21
175
175
2013E
2014E
2015E
2016E
Synergies
Cost to Achieve

	2013E	2014E	2015E	2016E
Cumulative Net Synergies	-17	87	262	437
Cumulative Gross Synergies	60	185	360	535

16

Expense Synergies

Category	Low	High	Description
Print Product & Publishing	25	30	Paper, printing and distribution economies of scale & process/vendor management redundancies
Digital Product Costs	20	25	Traffic acquisition efficiencies & fulfillment redundancies
Sales, Marketing & Advertising	40	45	Channel management redundancies, training efficiencies, expense and headcount redundancies
IT	20	25	Platform consolidation, vendor consolidation & support efficiencies
Corporate & Operational Overhead	45	50	Headcount and occupancy redundancies, best practices efficiencies, additional outsourcing opportunities, management redundancies
Total	**150**	**175**	

- Vast majority of the synergies are associated with overhead and support functions
  - Management expects ~70-80% of the annual synergies will be captured in shared service cost functions (see Appendix A for additional details on Amended Shared Services Agreement)
- Alvarez & Marsal Transaction Advisory Group, LLC ("A&M") was retained by SuperMedia to evaluate management's expense synergy estimates and the one-time costs to achieve.
  - After substantial investment of time and resources of both SuperMedia and Dex One, A&M performed a detailed review of management's estimates
  - The results of A&M's review have been considered by management in the synergy savings and one-time costs to achieve presented herein
- The companies have made significant progress towards developing an integration plan over the past several months and anticipate being able to begin implementing this plan immediately upon close

17

Tax Asset Utilization Dex One expects to have tax attributes of ~$1.8 billion at 2012 year-end ~$900 million net operating losses (NOLs) and ~$900 million intangible basis In addition, SuperMedia anticipates having deductible OID as a result of the transaction Regulatory clarifications have altered the expected tax treatment of SuperMedia’s debt in the transaction SuperMedia may have cancellation of indebtedness (“COD”) income as a result of these regulations To the degree that SuperMedia has COD income it will realize a commensurate amount of deductible OID over the term of the new loan Provides $200-275 million of cash flow over the forecast period Transaction preserves Dex One tax attributes and allows them to offset earnings of the combined company Provides Dex One lenders with incremental cash flow and SuperMedia lenders with a portion of the overall tax savings Existing Dex One Tax Sharing Agreement will be left in place, with certain modifications Dex One entities are reimbursed amongst themselves for tax attributes at 50%, no reimbursement for tax attributes used to offset cancellation of indebtedness income SuperMedia will enter into new Tax Sharing Agreement with Dex One such that: The SuperMedia silo will reimburse the Dex One silos at 75% for tax attributes to the extent it has income in excess of the SuperMedia attributes. The SuperMedia silo will retain 25% of the tax savings Merger agreement contemplates trading restrictions for 5% shareholders to preserve tax attributes

Shared Digital Strategy Each company expects to achieve approximately the same revenue from digital products and solutions in 2012 (~$240 million per company) Over the past 2½ years, both companies have improved their digital operations Dex One has increased digital revenue by over 60% SuperMedia has improved digital profit contribution(1) margin from approximately 7% to 32% Over the past 18 months both companies have enhanced their digital go-to-market strategy Filled out their digital product offerings Re-educated their go-to-market teams to be digital marketing consultants Began offering bundled solutions to provide digital presence and performance (leads) Initially focused on penetrating existing print client base Establishing digital relationships with existing and new local business customers will be the driver for profitable market share growth Note Profit contribution is a non-GAAP metric of revenue less direct and indirect expenses. 1.

Foundation For Digital Growth The companies will share and employ proven capabilities to improve combined digital revenue growth and contribution margin to improve cash flow Rationalize and enhance digital products Apply most effective bundling and pricing practices Achieve quality and cost improvements in fulfillment, operations and service Rationalize and enhance operating platforms, customer portals and consultant analysis, presentation and administrative tools Standardize on the most effective and efficient existing sales channels and supplement with additional channels Initiatives will focus on profitably increasing digital market share Penetrating the rest of the existing customer base with digital products Leading with digital products to increase new customer relationships Merger provides ability to leverage digital strengths of each company

Historical Digital Trends Dex One has realized significant digital revenue growth over the past year from a variety of initiatives Enhancements to existing product offerings have led to better fulfillment and quality scores Expanded digital packages have enabled Dex One to better tailor solutions to the needs of its customers Improved levels of digital expertise across their sales channels have led to richer customer interactions Reductions in the time to market for new products have been achieved through a growing partnership network SuperMedia rationalized products and channels to focus on profitability In 2009, SuperMedia had significant digital revenue stream but little profit contribution after including all sales costs, overhead and technology costs In 2010 and 2011, management undertook a comprehensive approach to address the cost structure and develop a new strategy for digital solutions Underperforming sales channels were closed or divested (Internet-only channel, reseller channel) Low margin products were eliminated or re-designed While revenue declined over the three year period, profit contribution margin was greatly enhanced Notes Dex One digital revenue in 2010 pro forma for the disposition of Business.com Supermedia digital revenue is pro forma for the August 2012 disposition of Inceptor Digital Revenue(1,2) SuperMedia Dex One $MM

Credit Facility Amendment Update

Negotiations with Lender Steering Committee Directly following the announcement of the merger, the agents to the credit agreements formed a single Steering Committee to review the terms of the proposed amendments. Steering Committee membership consisted of many of the largest lenders across all the credit silos and represented approximately 40% of the total bank debt The Agents hired Simpson Thacher and Bartlett LLP (“Simpson Thacher”) and FTI Consulting, Inc. (“FTI”) as legal and financial advisor, respectively After a period of due diligence on the businesses and the terms of the merger and related amendments, the Steering Committee and their professionals engaged with the companies on credit agreement amendment terms Reached Agreement on Revised Terms for Amendments

Negotiations with Lender Steering Committee After lengthy negotiations, the Steering Committee and the Company agreed to modify the proposed amendments to meaningfully improve the economic terms for all lenders relative to the Company’s initial proposed terms. Increased interest rate at each credit silo Increased mandatory amortization at all Dex One credit silos Separated excess cash flow after mandatory amortization into three buckets, resulting in over 80% of the quarterly free cash flow after amortization being used to retire debt at every silo Par sweep: Sweeps at par Discounted Prepayment Portion of ECF: Company has 180 days after the end of each quarter to use this portion to tender for bank debt; otherwise cash must be used as a par reduction of the outstanding loan balance Borrower’s Discretionary Portion of ECF: Can be used for discounted tenders of the bank debt at Company’s discretion Reduced the borrower’s portion of excess cash flow at each credit silo The revised amendment terms also provided lenders with more restrictive covenants relative to the company’s initial proposal Tighter financial covenants More restrictive Negative Covenants Significantly reduced restricted payment and acquisition baskets Restricts open market repurchases of subordinated notes during the credit agreement period Reached Agreement on Revised Terms for Amendments

Summary of Economic Terms

$MM		Initial Proposal: Interest Rate[1]	Initial Proposal: Annual Amort.	Initial Proposal: Borrower's Discretionary Portion of ECF[3,5]	Initial Proposal: Leverage Ratio	Initial Proposal: Interest Coverage Ratio	Revised Amendment Proposal: Interest Rate[1]	Revised Amendment Proposal: Annual Amort.	Revised Amendment Proposal: Par Sweep	Revised Amendment Proposal: Discounted Prepayment Portion of ECF[2,4]	Revised Amendment Proposal: Borrower's Discretionary Portion of ECF[3,5]	Revised Amendment Proposal: Leverage Ratio	Revised Amendment Proposal: Interest Coverage Ratio
RHDI	2013	L+625	20.0	50%	6.00x	1.00x	L+675	40.0	60%	20%	20%	5.50x	1.10x
	2014	L+625	20.0	50%	6.00x	1.00x	L+675	40.0	60%	20%	20%	5.35x	1.10x
	2015	L+650	20.0	50%	6.00x	1.00x	L+675	30.0	60%	20%	20%	5.20x	1.10x
	2016	L+650	20.0	50%	6.00x	1.00x	L+675	25.0	60%	20%	20%	5.00x	1.10x
Dex East	2013	L+250	20.0	10%	6.00x	1.00x	L+300	65.0	70%	15%	15%	5.00x	1.10x
	2014	L+250	20.0	10%	6.00x	1.00x	L+300	55.0	70%	15%	15%	4.75x	1.10x
	2015	L+300	20.0	50%	6.00x	1.00x	L+300	45.0	60%	20%	20%	4.50x	1.10x
	2016	L+300	20.0	50%	6.00x	1.00x	L+300	45.0	60%	20%	20%	4.00x	1.10x
Dex West	2013	L+425	19.3	50%	6.00x	1.00x	L+500	45.0	50%	30%	20%	3.50x	2.00x
	2014	L+425	19.3	50%	6.00x	1.00x	L+500	45.0	50%	30%	20%	3.25x	2.00x
	2015	L+450	19.3	50%	6.00x	1.00x	L+500	45.0	50%	30%	20%	3.00x	2.00x
	2016	L+450	19.3	50%	6.00x	1.00x	L+500	45.0	50%	30%	20%	2.50x	2.00x
SuperMedia	2013	L+800	0.0	50%	6.00x	1.00x	L+860	0.0	67.5%	12.5%	20%	4.75x	1.10x
	2014	L+800	0.0	50%	6.00x	1.00x	L+860	0.0	67.5%	12.5%	20%	4.50x	1.10x
	2015	L+800	0.0	50%	6.00x	1.00x	L+860	0.0	67.5%	12.5%	20%	4.50x	1.10x
	2016	L+800	0.0	50%	6.00x	1.00x	L+860	0.0	67.5%	12.5%	20%	4.25x	1.10x

Notes
1.LIBOR floor of 3% in all periods for all credit silos.
2.Company has 180 days after end of each quarter to use Discounted Prepayment Portion of Excess Cash Flow to tender for bank debt, otherwise cash must be used as a par reduction of the outstanding loan balance
3.Borrower's Discretionary Portion of Excess Cash Flow can be used for discounted tender of the bank debt.
4.In the SuperMedia Credit Agreement, this portion is defined as Borrower's Discounted Prepayment Portion of Available Cash.
5.In the SuperMedia Credit Agreement, this portion is defined as Borrower's Discretionary Portion of Available Cash

25

Benefit to the Lenders The merger increases Leveraged Free Cash Flow by approximately $645 million during the projection period This increased cash flow is after the proposed higher interest rate margin and transaction costs Allows company to retire debt and deleverage in advance of the 2016 maturity Lenders at each credit silo receive more cumulative cash from interest, mandatory amortization and ECF sweep under the proposed loan amendments than they would receive on a stand-alone basis Aggregate Cash Flow Benefit to Lending Group in Excess of $600MM Diff. 2013E 2014E 2015E 2016E Total 2013E 2014E 2015E 2016E Total Leveraged Free Cash Flow (after Interest) RHDI 84 58 29 15 186 78 114 101 84 377 Dex East 88 77 49 50 264 78 89 76 78 321 Dex West 85 71 57 55 268 78 91 88 89 346 SuperMedia 121 95 58 39 313 118 180 173 161 632 Total 378 301 193 159 1,031 352 474 438 412 1,675 645 Cash Returned to Lenders (Amort, Sweep & Interest) RHDI 135 113 86 70 404 147 159 135 112 555 Dex East 108 94 75 73 350 113 113 94 92 412 Dex West 99 76 63 59 296 115 111 100 95 421 SuperMedia 235 206 172 155 768 277 284 260 231 1,052 Total 577 489 396 357 1,818 652 667 589 530 2,440 621 Stand-Alone Pro Forma

Support Agreements Provide Path to Closing On December 5, 2012, each of Dex One and SuperMedia entered into a Support and Limited Waiver Agreement (the “Support Agreements”) with certain of their respective senior secured lenders (“Consenting Lenders”). The Consenting Lenders have agreed to support the consummation of the merger and financing amendments whether effectuated outside of court or through Chapter 11 cases The Support Agreements provide for termination events if certain milestones are not achieved by certain dates The Agents and their advisors will be reviewing the details of the Support Agreement separately Consenting Lenders hold a material amount of the debt outstanding at each silo Support Agreements provide option for Dex One and SuperMedia, if they elect to use it, to effectuate the merger through dual pre-packaged bankruptcies Requires that lenders holding more than 2/3 of the outstanding principal amount and more than 50% of the lenders of each credit silo execute the Support Agreements Neither Dex One nor SuperMedia has taken any action approving a bankruptcy filing Executed Support Agreements with Steering Committee Lenders

Credit Facility Amendment Revised Terms

RHDI Credit Agreement Amendment

	Company's Initial Proposed Amendment	Revised Proposed Amendment
Maturity	December 31, 2016	December 31, 2016
Interest Rate[1] 2013 – 2014	L+625 bps (3.0% Floor)	L+675 bps (3.0% Floor)
2015 – 2016	L+650 bps (3.0% Floor)	L+675 bps (3.0% Floor)
Mandatory Amortization 2013	$5.0 million per quarter	$10.0 million per quarter
2014	$5.0 million per quarter	$10.0 million per quarter
2015	$5.0 million per quarter	$7.5 million per quarter
2016	$5.0 million per quarter	$6.25 million per quarter
Mandatory ECF Sweep 2013 – 2014	90% of ECF for first $25.9 million, 50% thereafter, quarterly	60% of ECF, quarterly
2015 – 2016	50% of ECF, quarterly	60% of ECF, quarterly
Discounted Prepayment Portion of ECF Sweep[2]	N/A	20% of ECF, quarterly
Borrower's Discretionary Portion of ECF[3]	50% of ECF	20% of ECF
Leverage Covenant	6.0x in all periods	5.5x in 2013 declining to 5.0x in 2016[4]
Interest Coverage Covenant	1.0x in all periods	1.1x in all periods

Notes
1.Proposed amendment eliminated grid-based pricing.
2.Discounted Prepayment Portion of ECF is required to be used to (i) tender for debt within 180 after the end of each quarter or (ii) voluntary par pay down.
3.The company is able to used Borrower's Discretionary Portion of ECF for discounted tenders.
4.See detailed term sheet for quarterly covenant levels.

dex one

supermedia

29

RHDI Pro Forma Metrics

EBITDA



300
200
100
0
215
174
170
143
162
118
150
105
136
2012E
2013E
2014E
2015E
2016E
Without Merger
Pro Forma

Net Debt[1]



800
600
400
200
0
725
539
348
2012E
2016E

Net Debt/Trailing Adj. EBITDA 3.4x 5.2x 2.6x

	Stand-Alone[3]					Pro Forma				
	2013E	2014E	2015E	2016E	Total	2013E	2014E	2015E	2016E	Total
Leveraged Free Cash Flow[1]	84	58	29	15	186	78	114	101	84	377
Amortization	43	43	-	-	87	40	40	30	25	135
Par Portion of ECF Sweep	27	12	29	15	83	29	44	42	35	152
Discounted Prepayment Portion of ECF[2]	-	-	-	-	-	10	15	14	12	51
Principal Payments	**71**	**55**	**29**	**15**	**170**	**79**	**99**	**86**	**72**	**338**
Cash Interest	64	58	57	55	234	68	60	49	40	217
Cash Returned to Lenders	**135**	**113**	**86**	**70**	**404**	**147**	**159**	**135**	**112**	**555**
Borrower's Discretionary Portion of ECF[2]	13	3	-	-	16	10	15	14	12	51
Cash Including Company Portion	**148**	**116**	**86**	**70**	**420**	**157**	**174**	**149**	**124**	**606**

Notes:
1 Leveraged Free Cash represents EBITDA less working capital, capital expenditures, cash interest, taxes and restricted payments. 2013 Pro Forma cash flows also include fees, costs and expenses related to the merger transaction.
2 For purposes of this analysis, the Discounted prepayment Portion of ECF is assumed to retire debt through a tender (at100%) and the Borrower's Discretionary Portion of ECF is assumed to be used to retire debt through a tender (at 100%) or voluntary repayment.
3 In the stand-alone projection, all cash flow after the original maturity is presented as reducing debt as a cash flow sweep.

dex one supermedia 30

Dex East Credit Agreement Amendment

	Initial Proposed Amendment	Revised Proposed Amendment
Maturity	December 31, 2016	December 31, 2016
Interest Rate[1] 2013 – 2014	L+250 bps (3.0% Floor)	L+300 bps (3.0% floor)
2015 – 2016	L+300 bps (3.0% Floor)	L+300 bps (3.0% floor)
Mandatory Amortization 2013	$5.0 million per quarter	$16.25 million per quarter
2014	$5.0 million per quarter	$13.75 million per quarter
2015	$5.0 million per quarter	$11.25 million per quarter
2016	$5.0 million per quarter	$11.25 million per quarter
Mandatory ECF Sweep 2013 – 2014	90% of ECF, quarterly	70% of ECF, quarterly
2015 – 2016	50% of ECF, quarterly	60% of ECF, quarterly
Discounted Prepayment Portion of ECF Sweep[2] 2013 – 2014	N/A	15% of ECF, quarterly
2015 – 2016	N/A	20% of ECF, quarterly
Borrower's Discretionary Portion of ECF[3] 2013 – 2014	10% of ECF	15% of ECF
2015 – 2016	50% of ECF	20% of ECF
Leverage Covenant	6.0x in all periods	5.0x in 2013 declining to 4.0x in 2016[4]
Interest Coverage Covenant	1.0x in all periods	1.1x in all periods

Notes
1.Proposed amendment eliminated grid-based pricing.
2.Discounted Prepayment Portion of ECF Sweep is required to be used to (i) tender for debt within 180 after the end of each quarter or (ii) voluntary par pay down.
3.The company is able to used Borrower's Discretionary Portion of ECF for discounted tenders.
4.See detailed term sheet for quarterly covenant levels.

31

Dex East Pro Forma Metrics

EBITDA


200
100
0
162
131
128
112
127
93
119
86
112
2012E
2013E
2014E
2015E
2016E
Without Merger
Pro Forma

Net Debt[1]


600
400
200
0
482
217
162
2012E
2016E
Net Debt/Trailing Adj. EBITDA
3.0x
2.5x
1.4x

	Stand-Alone[3]					Pro Forma				
	2013E	2014E	2015E	2016E	Total	2013E	2014E	2015E	2016E	Total
Leveraged Free Cash Flow[1]	88	77	49	50	264	77	89	76	78	320
Amortization	88	77	-	-	165	65	55	45	45	210
Par Portion of ECF Sweep	-	-	49	50	99	14	24	19	20	76
Discounted Prepayment Portion of ECF[2]	-	-	-	-	-	3	5	6	7	21
Principal Payments	**88**	**77**	**49**	**50**	**264**	**82**	**84**	**70**	**72**	**307**
Cash Interest	20	17	26	23	86	31	30	25	20	105
Cash Returned to Lenders	**108**	**94**	**75**	**73**	**350**	**113**	**113**	**94**	**92**	**412**
Borrower's Discretionary Portion of ECF[2]	-	-	-	-	-	3	5	6	7	21
Cash Including Company Portion	**108**	**94**	**75**	**73**	**350**	**116**	**118**	**100**	**99**	**433**

Notes:
1. Leveraged Free Cash represents EBITDA less working capital, capital expenditures, cash interest, taxes and restricted payments. 2013 Pro Forma cash flows also include fees, costs and expenses related to the merger transaction.
2. For purposes of this analysis, the Discounted Prepayment Portion of ECF is assumed to retire debt through a tender (at 100%) and the Borrower's Discretionary Portion of ECF is assumed to be used to retire debt through a tender (at 100%) or voluntary repayment.
3. In the stand-alone projection, all cash flow after the original maturity is presented as reducing debt as a cash flow sweep.

32

Dex West Credit Agreement Amendment Initial Proposed Amendment Revised Proposed Amendment Maturity December 31, 2016 December 31, 2016 Interest Rate(1) 2013 – 2014 L+425 bps (3.0% Floor) L+500 bps (3.0% floor) 2015 – 2016 L+450 bps (3.0% Floor) L+500 bps (3.0% floor) Mandatory Amortization 2013 $4.832 million per quarter $11.25 million per quarter 2014 $4.832 million per quarter $11.25 million per quarter 2015 $4.832 million per quarter $11.25 million per quarter 2016 $4.832 million per quarter $11.25 million per quarter Mandatory ECF Sweep 50% of ECF, quarterly 50% of ECF, quarterly Discounted Prepayment Portion of ECF Sweep(2) N/A 30% of ECF, quarterly Borrower’s Discretionary Portion of ECF(3) 50% of ECF 20% of ECF Leverage Covenant 6.0x in all periods 3.5x in 2013 declining to 2.5x in 2016(4) Interest Coverage Covenant 1.0x in all periods 2.0x in all periods Notes 1. Proposed amendment eliminated grid-based pricing. 2. Discounted Prepayment Portion of ECF Sweep is required to be used to (i) tender for debt within 180 after the end of each quarter or (ii) voluntary par pay down. 3. The company is able to used Borrower’s Discretionary Portion of ECF for discounted tenders. 4. See detailed term sheet for quarterly covenant levels.

Dex West Pro Forma Financial Profile


EBITDA
200
100
0
184
150
148
126
143
104
133
97
126
2012E
2013E
2014E
2015E
2016E
Without Merger
Pro Forma


Net Debt[1]
600
400
200
0
446
177
99
2012E
2016E

Net Debt/Trailing Adj. EBITDA

2.4x 1.8x 0.8x

	Stand-Alone[3]					Pro Forma				
	2013E	2014E	2015E	2016E	Total	2013E	2014E	2015E	2016E	Total
Leveraged Free Cash Flow[1]	85	71	57	55	268	78	91	88	89	346
Amortization	19	19	19	19	77	45	45	45	45	180
Par Portion of ECF Sweep	46	29	21	20	116	22	23	21	22	88
Discounted Prepayment Portion of ECF[2]	-	-	-	-	-	13	14	13	13	53
Principal Payments	**65**	**48**	**41**	**40**	**193**	**80**	**82**	**79**	**80**	**321**
Cash Interest	34	28	23	19	103	35	29	21	14	100
Cash Returned to Lenders	**99**	**76**	**63**	**59**	**296**	**115**	**111**	**100**	**95**	**421**
Borrower's Discretionary Portion of ECF[2]	20	23	16	15	74	9	9	9	9	35
Cash Including Company Portion	**119**	**99**	**79**	**74**	**370**	**124**	**120**	**109**	**103**	**456**

Notes:

1.Leveraged Free Cash represents EBITDA less working capital, capital expenditures, cash interest, taxes and restricted payments. 2013 Pro Forma cash flows also include fees, costs and expenses related to the merger transaction.

2.For purposes of this analysis, the Discounted Prepayment Portion of ECF is assumed to retire debt through a tender (at100%) and the Borrower's Discretionary Portion of ECF is assumed to be used to retire debt through a tender (at 100%) or voluntary repayment.

3.In the stand-alone projection, all cash flow after the original maturity is presented as reducing debt as a cash flow sweep.

dex one supermedia 34

SuperMedia Credit Agreement Amendment

	Initial Proposed Amendment	Revised Proposed Amendment
Maturity	December 31, 2016	December 31, 2016
Interest Rate 2013 – 2014	L+800 bps (3.0% Floor)	L+860 bps (3.0% floor)
2015 – 2016	L+800 bps (3.0% Floor)	L+860 bps (3.0% floor)
Mandatory Amortization	None	None
Mandatory ECF Sweep	50% of ECF, quarterly	67.5% of ECF, quarterly
Discounted Prepayment Portion of ECF Sweep[1,2]	N/A	12.5% of ECF, quarterly
Borrower's Discretionary Portion of ECF[3,4]	50% of ECF	20.0% of ECF
Leverage Covenant	6.0x in all periods	4.75x in 2013 declining to 4.25x in 2016[5]
Interest Coverage Covenant	1.10x in all periods	1.10x in all periods

Notes
1.Discounted Prepayment Portion of ECF Sweep is required to be used to (i) tender for debt within 180 after the end of each quarter or (ii) voluntary par pay down.
2.In the SuperMedia Inc. Credit Agreement, this portion is defined as Borrower's Discounted Prepayment Portion of Available Cash.
3.The company is able to used Borrower's Discretionary Portion of ECF for discounted tenders.
4.In the SuperMedia credit agreement this portion is defined as Borrower's Discretionary Portion of Available Cash.
5.See detailed term sheet for quarterly covenant levels.

35

SuperMedia Pro Forma Financial Profile

EBITDA


600
400
200
0
534
427
419
351
403
291
379
257
344
2012E
2013E
2014E
2015E
2016E
Without Merger
Pro Forma

Net Debt[1]


1,500
1,000
500
0
1,346
1,032
714
2012E
2016E

Net Debt/Trailing Adj. EBITDA 2.5x 4.0x 2.1x

	Stand-Alone[5]					Pro Forma				
	2013E	2014E	2015E	2016E	Total	2013E	2014E	2015E	2016E	Total
Leveraged Free Cash Flow[1]	121	95	58	39	313	118	180	173	161	632
Amortization	-	-	-	-	-	-	-	-	-	-
Par Portion of ECF Sweep	82	64	39	27	212	100	121	117	109	447
Discounted Prepayment Portion of ECF[2,3]	-	-	-	-	-	19	22	22	20	83
Principal Payments	**82**	**64**	**39**	**27**	**212**	**119**	**143**	**139**	**129**	**530**
Cash Interest	153	142	133	128	556	158	141	121	102	522
Cash Returned to Lenders	**235**	**206**	**172**	**155**	**768**	**277**	**284**	**260**	**231**	**1,052**
Borrower's Discretionary Portion of ECF[2,4]	39	31	19	13	102	30	36	35	31	132
Cash Including Company Portion	**274**	**237**	**191**	**168**	**870**	**307**	**320**	**295**	**262**	**1,184**

Notes:
1. Leveraged Free Cash represents EBITDA less working capital, capital expenditures, cash interest, taxes and restricted payments. 2013 Pro Forma cash flows also include fees, costs and expenses related to the merger transaction.
2. For purposes of this analysis, the Discounted Prepayment Portion of ECF is assumed to retire debt through a tender (at100%) and the Borrower's Discretionary Portion of ECF is assumed to be used to retire debt through a tender (at 100%) or voluntary repayment.
3. In the SuperMedia Credit Agreement, this portion is defined as Borrower's Discounted Prepayment Portion of Available Cash.
4. In the SuperMedia Credit Agreement, this portion is defined as Borrower's Discretionary Portion of Available Cash.
5. In the stand-alone projection, all cash flow after the original maturity is presented as reducing debt as a cash flow sweep.

36

Appendix A Updated Financial Projection Details EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted EBITDA is determined by adjusting EBITDA for (i) gain on debt repurchases, (ii) stock-based compensation expense and long-term incentive program, (iii) impairment charges and (iv) gain on sale of assets, net and (v) other non-recurring items. Leveraged free cash flow is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, leveraged free cash flow may not be comparable to a similarly titled measure of other companies. Management believes that this cash flow measure provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Long-Term Revenue Forecasts

	Dex One						SuperMedia						Pro Forma Combined					
	2011A	2012E	2013E	2014E	2015E	2016E	2011PF	2012E	2013E	2014E	2015E	2016E	2011PF	2012E	2013E	2014E	2015E	2016E
Print & Direct Mail	1,320	1,068	841	690	566	466	1,406	1,145	919	754	618	507	2,726	2,213	1,761	1,444	1,184	975
Digital [1]	159	240	334	416	508	615	256	235	271	339	413	501	416	475	604	754	920	1,117
Other	17	11	7	7	7	10	0	0	0	0	0	0	17	11	7	7	7	7
Allow ances & Credits	(16)	(14)	(15)	(14)	(14)	(14)	(37)	(27)	(24)	(22)	(21)	(20)	(53)	(41)	(39)	(36)	(35)	(35)
Net Revenue[1]	1,481	1,304	1,167	1,098	1,066	1,077	1,625	1,353	1,166	1,071	1,010	988	3,106	2,657	2,333	2,169	2,076	2,065
Year-over-Year Growth Rates																		
Print & Direct Mail		-19%	-21%	-18%	-18%	-18%		-19%	-20%	-18%	-18%	-18%		-19%	-20%	-18%	-18%	-18%
Digital		51%	39%	25%	22%	21%		-8%	15%	25%	22%	22%		14%	27%	25%	22%	21%
Net Revenue		-12%	-11%	-6%	-3%	1%		-17%	-14%	-8%	-6%	-2%		-14%	-12%	-7%	-4%	-1%

- The long term rate of decline in print revenues is based on an observed secular trend in the industry over the past 4-5 years
  - The rate of revenue decline was exacerbated during 2008-2009 by the economic downturn
  - 2011 reports by third party industry observers forecasted annual North American print yellow page revenue declines ranging from 12-16% during the projection period. Year-to-date 2012 print revenue declines, however, have exceeded these levels, which will also result in higher decline rates in 2013
  - Based on recent results and the observed longer term secular decline, management projections contemplate an -18% annual decline in print revenue over the forecast period
- The long term digital revenue growth forecast anticipates the company slightly outpacing the overall digital media industry annual growth rate of 18-21%[1]
  - Enhancements to their social, local and mobile digital solutions will enable the companies to fully participate in the growing digital market
  - SuperMedia's digital growth rate is projected to lag Dex One's by 9-12 months as SuperMedia's 2012 initiatives are realized in revenue
  - By 2014 the digital revenue growth rates are projected to converge

Notes
1. SuperMedia Digital revenue excludes revenue from Inceptor, which was divested in August 2012
2. Source: Forrester, BIA/Kelsey, Barclays, Borrell, company estimates

38

Consolidated Pro Forma Detail Notes 1. Projections reflect proposed amendments and estimated synergies 2. “Other” primarily represents capital expenditures, changes in working capital, transaction expenses and other operating cash flow requirements 3. Forecasted revenue and EBITDA for SuperMedia exclude a discontinued operation that was divested in August, 2012. $MM 2012E 2013E 2014E 2015E 2016E Revenue 2,657 $ 2,333 $ 2,169 $ 2,077 $ 2,065 $ Adj EBITDA - Pre Synergies 1,094 882 732 607 544 Synergies, net - (17) 104 175 175 Adj EBITDA (1) 1,094 865 836 782 719 Bank Interest (316) (292) (259) (216) (176) Bond Interest (22) (16) (17) (19) (20) Payments to Hold Co - - - - - Taxes/Tax Sharing (111) (63) (23) (37) (41) Other (2) (67) (141) (63) (72) (71) Leveraged Free Cash Flow 578 352 474 439 412 Debt, ending 3,467 3,072 2,616 2,196 1,805 Cash, ending 249 190 191 192 192 Net Debt, ending 3,217 2,881 2,424 2,004 1,613 Net Debt/Adj EBITDA 2.9x 3.3x 2.9x 2.6x 2.2x Dex Media (Combined Companies)

Pro Forma SuperMedia and Dex One Detail

$MM	SuperMedia 2012E	SuperMedia 2013E	SuperMedia 2014E	SuperMedia 2015E	SuperMedia 2016E	Dex One 2012E	Dex One 2013E	Dex One 2014E	Dex One 2015E	Dex One 2016E
Revenue	$ 1,353	$ 1,166	$ 1,071	$ 1,010	$ 988	$ 1,304	$ 1,167	$ 1,098	$ 1,066	$ 1,077
Adj EBITDA - Pre Synergies	534	427	351	291	257	560	455	381	316	287
Synergies, net		(9)	52	88	87	-	(9)	52	88	88
Adj EBITDA [1]	534	419	403	379	344	560	446	433	403	375
Bank Interest	(174)	(158)	(141)	(121)	(101)	(142)	(134)	(118)	(95)	(74)
Bond Interest	-	-	-	-	-	(22)	(16)	(17)	(19)	(20)
Payments to Hold Co	-	-	-	-	-	-	-	-	-	-
Taxes/Tax Sharing	(96)	(72)	(54)	(51)	(47)	(15)	9	31	14	6
Other [2]	(8)	(71)	(28)	(33)	(35)	(59)	(71)	(34)	(38)	(36)
Leveraged Free Cash Flow	256	118	180	173	161	322	234	295	265	250
Debt, ending	1,456	1,308	1,128	955	794	2,010	1,764	1,487	1,241	1,011
Cash, ending	110	80	80	80	80	139	110	111	112	112
Net Debt, ending	1,346	1,227	1,048	875	714	1,872	1,654	1,376	1,130	899
Net Debt/Adj EBITDA	*2.5x*	*2.9x*	*2.6x*	*2.3x*	*2.1x*	*3.3x*	*3.7x*	*3.2x*	*2.8x*	*2.4x*

Notes
1. Projections reflect proposed amendments and estimated synergies
2. "Other" primarily represents capital expenditures, changes in working capital, transaction expenses and other operating cash flow requirements
3. Forecasted revenue and EBITDA for SuperMedia exclude a discontinued operation that was divested in August, 2012.

40

Pro Forma Dex One Credit Silo Detail Notes 1. Projections reflect proposed amendments and estimated synergies 2. “Other” primarily represents capital expenditures, changes in working capital, transaction expenses and other operating cash flow requirements $MM 2012E 2013E 2014E 2015E 2016E 2012E 2013E 2014E 2015E 2016E Revenue 541 $ 479 $ 449 $ 437 $ 441 $ 348 $ 308 $ 292 $ 285 $ 288 $ Adj EBITDA - Pre Synergies 215 174 143 118 105 162 131 112 93 86 Synergies, net - (3) 20 33 32 - (2) 15 26 26 Adj EBITDA (1) 215 170 162 150 136 162 128 127 119 112 Bank Interest (77) (68) (60) (49) (40) (24) (31) (30) (25) (20) RP for Bond Interest (8) (6) (6) (7) (7) (6) (4) (5) (5) (5) RP Basket (5) - - - - (5) - - - - Taxes/Tax Sharing 5 6 27 17 9 (6) 7 8 0 (0) Other (2) (56) (25) (10) (11) (14) 19 (22) (12) (13) (9) Leveraged Free Cash Flow 73 78 114 101 84 141 78 89 76 78 Debt, ending 757 668 554 454 370 538 453 364 288 210 Cash, ending 32 21 21 21 21 56 48 48 48 48 Net Debt, ending 725 647 533 432 348 482 405 316 240 162 Net Debt/Adj EBITDA 3.4x 3.8x 3.3x 2.9x 2.6x 3.0x 3.2x 2.5x 2.0x 1.4x RHDI Dex Media East

Pro Forma Dex One Credit Silo Detail Notes 1. Projections reflect proposed amendments and estimated synergies 2. “Other” primarily represents capital expenditures, changes in working capital, transaction expenses and other operating cash flow requirements 3. Projections assume senior subordinated note holders continue to receive interest on existing terms (50% in cash and 50% PIK) $MM 2012E 2013E 2014E 2015E 2016E 2012E 2013E 2014E 2015E 2016E Revenue 411 $ 366 $ 339 $ 325 $ 329 $ 4 $ 14 $ 18 $ 19 $ 19 $ Adj EBITDA - Pre Synergies 184 150 126 104 97 (2) - 1 1 (0) Synergies, net - (3) 17 29 29 - - - - - Adj EBITDA (1) 184 148 143 133 126 (2) - 1 1 (0) Bank Interest (42) (35) (29) (21) (14) - - - - - RP for Bond Interest (8) (6) (6) (7) (7) 22 16 17 19 20 RP Basket (5) - - - - 15 - - - - Taxes/Tax Sharing (12) (4) (4) (3) (3) (1) - - - - Bond Interest - - - - - (22) (16) (17) (19) (20) Other (2) (7) (24) (13) (14) (13) (15) - - - - Leveraged Free Cash Flow 110 78 91 88 89 (3) - 1 1 (0) Debt, ending 491 403 311 223 135 224 240 257 276 296 Cash, ending 45 35 35 35 35 5 5 6 7 7 Net Debt, ending 446 367 276 188 99 219 235 251 269 289 Net Debt/Adj EBITDA 2.4x 2.5x 1.9x 1.4x 0.8x n/a n/a n/a n/a n/a Dex Media West Hold Co (3)